UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2009

EGPI FIRECREEK, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

000-32507 (Commission File Number)	88-0345961 (IRS Employer Identification No.)

3400 Peachtree Road, Suite 111, Atlanta, Georgia (principal executive offices)	30326 (Zip Code)

(404) 421-1844
(Registrant’s telephone number, including area code)

6564 Smoke Tree Lane Scottsdale, Arizona 85253
(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.               Entry into a Material Definitive Agreement.

A.

On November 4, 2009, EGPI Firecreek, Inc., a Nevada corporation (”EGPI” or the “Company”), entered into a Stock Purchase Agreement (the "Agreement"), to be effective as of October 1, 2009, by and among itself, Bob Joyner, a Florida resident ("Joyner"), Stewart Hall, a North Carolina resident ("Hall"), Hunter Intelligent Traffic Systems, LLC, a Georgia limited liability company located at 1021 Golf Estates Drive, Woodstock Georgia 30189 (“Hunter”) and together with Joyner and Hall, hereinafter sometimes referred to individually as a "Seller" and collectively as, (the "Sellers"), and South Atlantic Traffic Corporation, a Florida corporation located at 2295 Towne Lake Pkwy., Suite 116 PMB 305, Woodstock, Georgia, 30189 ( “SATCO”), (the Sellers, the Purchaser, the Corporation collectively referred to as the "Parties"), and whereas the Registrant shall acquire all of the outstanding stock and interests held in SATCO from the Sellers.

The Agreement calls for the following material terms:

I.           Purchase of Stock, Purchase Price:

1.             The Company agreed to pay to the Sellers aggregate consideration of $2,326,300 (the "PURCHASE PRICE") by delivery of:

(a)           Cash in available funds equal to the greater of: (i) sum of Fifty Percent (50%) of  SATCO’s available cash balance at Closing plus Twenty-Five Percent (25%) of SATCO’s trade accounts receivables aged less than Ninety (90) days past due at Closing with an additional amount to be negotiated for the outstanding retainage and imminent collections of receivables over 90 days old as negotiated prior to Closing; which was (ii) $600,000.

(b)           Promissory notes issued to each Seller in the aggregate principal amount of Five Hundred Sixty Three Thousand One Hundred US Dollars ($563,100.00) (the “PROMISSORY NOTES”). The Promissory Notes will accrue interest at a rate of Nine Percent (9%) per annum and will amortize with a principal and interest payment at the First Anniversary Date of the Transaction of Twenty-Five Percent (25%) of the Promissory Notes plus accrued interest, a principal and interest payment at the Second Anniversary Date of the Transaction of Twenty-Five Percent (25%) of the Promissory Notes plus accrued interest and a Final Payment of the Outstanding Balance of the Promissory Notes plus any unpaid interest on the Third Anniversary Date of the Transaction.

(c)           2,908,000 shares of the Company’s common stock issued to the Sellers pro rata based on their ownership in SATCO representing $1,163,200.00 in value at a price per share of $0.40  ("STOCK  CONSIDERATION").

(d)           Principal and interest on the Promissory Notes will be allocated to the Sellers pro rata based on their equity ownership SATCO. The Promissory Notes carry a cumulative claw-back feature (the “Claw Back”) for the term of the Promissory Notes listed in the agreement.

(e)           Stock consideration shall be issued at closing as follows: The Purchaser shall issue  to  the  Sellers  an aggregate of 2,908,000 shares of its Common  Stock (“the “STOCK CONSIDERATION”) the total Stock Consideration to be paid to the Sellers based upon a share price of  Forty  Cents  ($0.40)  per  share.

(f)           Stock Consideration issued at Closing will carry a make whole provision (the “Make Whole”).  It is the parties’ intention that the Proposed Transaction will be structured as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended. The Make Whole provides down-side protection against a decline in the Company’s common share price. The Make Whole is available only for shares held from the Stock Consideration by the Seller for a period of one year following Closing. In the event that the Market Price Per Share of the Stock Consideration during the thirty (30) consecutive trading days immediately prior to the first anniversary of the Closing (the “Make Whole Date”) is less than $.40, the Company would, at the Company’s option, either issue to Sellers that number of additional shares of EGPI common stock equal to (1) the number of shares of EGPI common stock comprising the Stock Consideration held at the Make Whole Date, multiplied by $.40, less (2) the number of shares of EGPI common stock comprising the Stock Consideration held at the Make Whole Date, multiplied by the Market Price Per Share of the Stock Consideration on the Make Whole Date.  Notwithstanding the foregoing, the Company’s obligation to make any adjustment pursuant to the preceding sentence shall terminate in the event that, at any time prior to the Make Whole Date, the aggregate Market Price Per Share of the Company’s common stock during any twenty consecutive trading days exceeds $.75. The termination of the Make Whole mechanism will only apply if the Sellers’ shares are registered during the entire twenty consecutive trading days period, during which the Market Price Per Share of the Company’s common stock exceeds $.75, by virtue of eligibility and effectiveness of either i) 144 legend removal or ii) self imposed registration process by the Company.

II.           Purchase Price Adjustment Mechanism:

1.           The Stock Consideration for each of the Sellers will be adjusted based on the final Unaudited Financial Statements for the period the purchase price was calculated and the impact on calculated earnings before interest, taxes, depreciation and amortization (“EBITDA”)  used in the original formula. The determinations of EBITDA and other financial results for purposes of any post-closing adjustment of the sales price must be made in accordance with generally accepted accounting principles (“GAAP”), using the same methods of accounting, accounting principles and practices utilized in the preparation of SATCO's financial statements for the periods preceding the Closing, and other factors determined in the Agreement.

(a)           The aggregate Stock Consideration to be paid by the Company to the Sellers is subject to a one-time adjustment based upon SATCO's final audited financial statements, as described in Agreement and Schedule 1.3.3 thereto

(b)         Within sixty (60) days after the closing date, the Company, at the Company’s expense, will cause SATCO to prepare and deliver to the Sellers, special purpose financial statements prepared in accordance with GAAP, applied on a consistent basis in accordance with the Corporations historical accounting policies Agreementshowing results of SATCO operations as of the Closing Date (the "DETERMINATION DATE FINANCIAL STATEMENTS"). The Determination Date Financial Statements will be prepared for the sole purpose of determining adjustments to the Purchase Price and may not reflect the actual financials of SATCO used in preparing the Company’s consolidated financial statements due to the Company’s reporting requirements under GAAP.

(c)           The  Sellers will  have thirty (30) days from the date the Determination  Date  Financial Statements are delivered by the Company to  review  the Determination Date Financial Statements and propose any  adjustments  for  the  purpose  of  determining adjustments to the Purchase Price.

(d)          The "ADJUSTED PURCHASE PRICE" for the Shares shall be the greater of (x) 4.5 times the difference in the Corporation's EBIDTA for the Determination Period, as calculated from the Determination Date Financial Statements and the EBITDA used for the 24 month trailing period in the purchase price calculation. The “Determination Period” shall be for the trailing 24 months from May 1st, 2007 to April 30th, 2009.The adjusted purchase price shall be applied against the Stock Consideration. The Sellers will deliver any shares of Common Stock required to pay any shortage between the Purchase Price and the Adjusted Purchase Price, free and clear of all Liens.

III.           Sellers Earn Out:

1.            In addition to the Purchase Price, the Sellers will, for  a  period  of thirty six (36) months following the Closing Date (the "EARNOUT  TERM"),

(a)           Be entitled to earn incentive compensation payable in cash (the “Earnout Provision” or “Earnout”) based upon the final performance of SATCO, as defined in EXHIBIT A to the Agreement, according to the formula set forth on EXHIBIT A, and,

(b)           Be entitled to earn additional equity compensation based upon the financial performance of acquired companies, determined in accordance with the provisions of EXHIBIT A to the Agreement.

IV.           Option To Repurchase:

1.         If the average Market Price for the Common Stock is less than Forty Cents ($0.40) per share for the fifteen (15) consecutive Trading Days ending on the Second Anniversary Date, then the Sellers shall have the option, but not the obligation, to repurchase all, but not less than all, of the Shares from the Purchaser. The Sellers shall have thirty (30) days from the Second Anniversary Date to notify the Purchaser of its intent to exercise its purchase option. In the event that the Sellers exercise their option to acquire the Shares, then the Sellers shall be obligated to purchase the Shares at an aggregate purchase price of $2,326,300 payable in $1,163,100 in cash and balance of any note and 2,908,000 shares of the Purchaser’s common stock.

2.            Notwithstanding the foregoing, the Sellers shall not have an option  to  repurchase  the Shares pursuant to Section 1.5.1 of the Agreement in the  event  that  any  of  the following has occurred:

(a) projected, pro forma, combined,  consolidated  revenue  run rate for the Purchaser for the twelve (12) month  period  ending  on  the  Second Anniversary Date exceeds $50,000,000;

(b) the Market  Price  for  the  Common  Stock  is  equal to or greater than One Dollar ($1.00)  per  share  (on an adjusted basis taking into consideration any capital reorganization,  reclassification,  or  otherwise)  for  three  (3)  consecutive trading  days occurring between the Closing Date and the Second Anniversary Date;

(c) consolidated  net  income  before  taking  into account federal and any state or local  income taxes for the Purchaser for the twelve (12) month period ending on the  Second Anniversary Date exceeds $13,000,000;

(d) as of the Second Anniversary Date the Common  Stock  is  listed  for trading on the National Association of Securities Dealers'  Automated  Quotation Small Cap Market;

(e) the Corporation's EBIDTA is less  than $400,000 for the twelve (12) month period ending on the Second Anniversary Date  or

(f)  the Corporation's revenue is less than $12,000,000 for the twelve (12)  month  period  ending  on  the Second Anniversary  Date.

V.           Purchaser Stock Issued To The Seller:

1.            No fractional shares of Common Stock shall be issued to the Sellers hereunder, and the number of shares of Common Stock to be issued shall be   rounded down to the nearest whole share.  If a fractional share interest arises  pursuant  to  any  calculation  in  Section 1.3 or elsewhere herein, the Purchaser  shall  eliminate  such fractional share interest by paying the Seller the  amount  computed  by  multiplying the fractional interest by the price of a full  share  (with  such price being the same price used to determine the shares then  being  issued).

2.            The  Sellers  shall  be  granted  registration  rights, with respect  to  all shares of Common Stock issued to the Sellers hereunder, as more specifically  set  forth  in  that  certain  Registration  Rights Agreement (the "REGISTRATION  RIGHTS  AGREEMENT")  in  the  form  attached hereto as EXHIBIT B.

3.            Shares  of  Common  Stock,  when issued and delivered  to  the  Seller  in  accordance  with  the terms hereof, will be duly authorized,  validly  issued,  fully-paid  and  non-assessable.

4.            The stock certificates evidencing the Shares of Common Stock  issued to Sellers hereunder will bear the following legend:

THIS SHARES OF STOCK EVIDENCED BY THIS STOCK CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

VI.           Employee Bonus Pool:

1.           A pool of shares of the Purchaser’s common stock (500,000 shares) shall be made available for distribution to employees of the Corporation at the first anniversary of the Closing in an incentive stock option plan for the benefit of certain employees of the Companies designated by the Sellers, with an exercise price not to exceed one hundred and ten percent market price on date of issuance.

VII.          Initial Financing And Line Of Credit Clause:

1.            The Purchaser acknowledges that the Factoring Transaction associated with Creative Capital Associates is an initial financing and the Purchaser is bound by this agreement to obtain an additional traditional Line of Credit, or other traditional form of debt, as soon as possible, as stipulated in the original Letter of Intent. The Purchaser agrees to obtain a conventional Line of Credit Financing Facility, or other traditional form of debt, within forty-five (45) days of closing with an option by the Purchaser to extend this deadline to January 31, 2010. In addition, the Purchaser will reimburse the interest charges for the existing financing to the Corporation.

VIII.        Personal Guaranties:

1.            The Agreement provides (i) that the Purchaser will fully indemnify the Sellers for any amounts the Sellers are required to pay pursuant to such guarantees, and (ii) that the Purchaser will offer to replace the Sellers’ personal guaranties with its corporate guaranty, or otherwise take any action required to remove the guaranties, as soon as possible following the Closing.

IX.           Condition To Closing:

1.            A cash payment in the amount of $600,000 will be made to the Sellers, and a cash payment of $100,000, which will be applied toward the working capital requirement, will be made to the Corporation within forty-eight (48) hours of the signature date of the Agreement.

X             Directors and Officers of the Newly Acquired Corporation, SATCO:

(a)                  Following the Merger Brandon D Ray shall serve as the board of directors of SATCO, along with its present Directors Mr. Bob Joyner, Mr. Michael Hunter, and Mr. Stewart Hall.  Thereafter, the number of directors of SATCO shall be appointed by the Registrant, its shareholder(s), to serve until such time as their successors have been elected and qualified.

(a)            If a vacancy shall exist on the board of directors of SATCO Corporation on the Effective Date, such vacancy may be filled by the board of directors of the Surviving Corporation as provided in the Bylaws of the Surviving Corporation.

(b)            All persons who, on the Effective Date, are executive or administrative officers of SATCO Corporation shall be the officers of the acquired corporation until the board of directors of the acquired corporation shall otherwise determine.  The board of directors of the acquired corporation may elect or appoint such additional officers as it may deem necessary or appropriate.

1.           Articles of Incorporation.  The Articles of Incorporation of  the wholly owned Subsidiary SATCO existing on the Effective Date, shall continue in full force as the Articles of Incorporation of the acquired corporation, until altered, amended, or repealed as provided therein or as provided by law.

2.           Bylaws.  The Bylaws of the wholly owned Subsidiary SATCO existing on the Effective Date, shall continue in full force as the Bylaws of the acquired corporation until altered, amended, or repealed as provided therein or as provided by law.

3.           Directors and Officers of EGPI.  On the Effective Date, the present Officers and Directors of EGPI shall serve.

4.           Copies of the Plan of Merger.  A copy of this Plan of Merger is on file at 3400 Peachtree Road, Suite 111, Atlanta, Georgia 30326, the principal offices of M3, and at 6564 Smoke Tree Lane, Scottsdale, Arizona 85253, the principal offices of EGPI and Energy Producers, Inc.  A copy of this Stock Purchase Agreement will be furnished to any stockholder of SATCO, or EGPI, on written request and without cost.

Conditions Subsequent.  As soon as practicable following the Effective Date, the conditions above herein contained in Section I-IX, and subsections, as applicable one or more, shall be active.

The Plan of Merger closed on May 21, 2009 and the Effective Date of the Merger was May 22, 2009, with the filing of Articles of Merger in the States of Nevada and Georgia.

A copy of the Stock Purchase Agreement (Agreement) and its related attachments, are attached as exhibits to this report.

Accounting Treatment;

The acquisition of SATCO is being accounted for as a purchase. The stockholders of SATCO will own 2,908,000 shares of the outstanding shares of EGPI Common Stock immediately following the closing, and subject to make whole provisions in the Agreement.  The Registrant is deemed to be the acquirer in the acquisition.  Consequently, the assets and liabilities and the historical operations of SATCO prior to the Acquisition will be reflected in the financial statements and will be recorded at the historical cost basis of SATCO.  Our consolidated financial statements after completion of the SATCO acquisition will include the assets and liabilities of both EGPI and its subsidiaries and interests including SATCO, historical operations of SATCO and our EGPI operations from the Effective Date of the Merger.  As a result of the issuance of the shares of our EGPI Common Stock pursuant to the acquisition, we believe a change in control of EGPI has not occurred on the Effective Date of the SATCO acquisition.  Except as described herein, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our board of directors and, to our knowledge, no other arrangements exist that might result in a future change of control of EGPI.  EGPI, for the foreseeable future, will continue to be a “smaller reporting company,” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), following the Acquisition of SATCO.

On the Effective Date of the Merger, there were approximately 10,651,619 shares of the EGPI Common Stock outstanding owned by the EGPI Stockholders who were not “affiliates” as defined in the Securities Act.  These approximate 10,651,619 shares constituted the “public float” of EGPI prior to the Merger and will continue to represent the only shares of the EGPI Common Stock that are currently eligible for resale under Rule 144, unless otherwise determined in accordance with such Rule.

Prior to the Merger, there were no material relationships between EGPI or SATCO, or any of their respective affiliates, directors or officers, or any associates of their respective officers or directors.

EGPI intends to carry on the business of our new wholly owned Subsidiary, South Atlantic Traffic Corporation at 2295 Towne Lake Pkwy., Suite 116 PMB 305, Woodstock, Georgia, 30189.  EGPI has offices located for its M3 Lightning, Inc. operations located at 3400 Peachtree Road, Suite 111, Atlanta, Georgia 30326, and has a telephone number of (404) 421-1844. EGPI Parent and Energy Producers, Inc. subsidiary operations are located at 6564 Smoke Tree Lane, Scottsdale, Arizona 85253, and has a telephone number of (480) 948-6581.

BUSINESS

South Atlantic Traffic Corporation (SATCO):

SATCO has been in business since 2001 and has several offices throughout the Southeast United States. They carry a variety of products and inventory geared primarily towards the transportation industry, which reportedly generate nearly $15 million in annual revenues. SATCO's products range from traffic signal equipment, traffic and light poles, data/video systems and ITS surveillance systems. South Atlantic Traffic Corporation (SATCO) offers a comprehensive selection of the finest transportation products available. SATCO works closely with DOT agencies, local traffic engineers, contractors, and consultants to customize high quality traffic control systems.

SATCO’s representatives have 120 years of collective experience distributing traffic products throughout the Southeastern U.S. The company’s success in the industry is a direct result of SATCO’s dedication to providing quality products, at competitive prices, with service after the sale. SATCO’s products range from loop sealant, traffic and light poles, data/video systems, ITS surveillance systems, and most things in between. In addition, SATCO’s ongoing relationships within the traffic industry allow the company to procure and provide specialty items on an as needed basis.

SATCO has recently entered into an exclusive Distributor Agreement with a manufacturer of industrial wireless data radio modem communication networks with optional embedded GPS radio location monitoring technologies. SATCO has also entered into an agreement with a company that manufactures spun concrete poles, high quality decorative outdoor lighting fixtures, fabricated metal poles, arms, and site furnishings. The additional lines will augment and align with SATCOs existing products offering of traffic and intelligent transportation products currently represented.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

In this Current Report, we make a number of statements, referred to as “forward-looking statements” which are intended to convey our expectations or predictions regarding the occurrence of possible future events or the existence of trends and factors that may impact our future plans and operating results.  We note, however, that these forward-looking statements are derived, in part, from various assumptions and analyses we have made in the context of our current business plan and information currently available to us and in light of our experience and perceptions of historical trends, current conditions and expected future developments and other factors we believe to be appropriate in the circumstances.

You can generally identify forward-looking statements through words and phrases such as “seek,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “budget,” “project,” “may be,” “may continue,” “may likely result,” and similar expressions.  When reading any forward-looking statement you should remain mindful that all forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of SATCO, and that actual results or developments may vary substantially from those expected as expressed in or implied by that statement for a number of reasons or factors, including those relating to:

•	Whether or not markets for our products develop and, if they do develop, the pace at which they develop;

•	Our ability to attract and retain the qualified personnel to implement our growth strategies;

•	Our ability to fund our short-term and long-term financing needs;

•	Competitive factors;

•	General economic conditions;

•	Changes in our business plan and corporate strategies; and

•	Other risks and uncertainties discussed in greater detail in the sections of this Current Report.

Each forward-looking statement should be read in context with, and with an understanding of, the various other disclosures concerning SATCO and our business made elsewhere in this Current Report as well as other pubic reports filed with the SEC.  You should not place undue reliance on any forward-looking statement as a prediction of actual results or developments.  We are not obligated to update or revise any forward-looking statement contained in this Current Report to reflect new events or circumstances unless and to the extent required by applicable law.

DIRECTORS AND EXECUTIVE OFFICERS

Following the Effective Date of the Acquisition, our Directors and Executive Officers are:

Name	Age	Position(s)	Position(s) Held Since
Robert S. Miller, Jr.	26	Director and Executive Vice President	2009
Michael Kocan	41	Director and President and Chief Operating Officer	2009
David H. Ray	31	Director and Executive Vice President and Treasurer	2009
Brandon D. Ray	28	Director and Executive Vice President of Finance	2009
Dennis R. Alexander	55	Director and Chief Executive Officer and Chief Financial Officer	1999
Larry W. Trapp	67	Director and Executive Vice President	2008
Michael Trapp	42	Director	2008
Melvena Alexander	75	Secretary and Comptroller	1999
Michael D. Brown		Director	2009
Garrett Sullivan		Director	2009

The members of our board of directors are subject to change from time to time by the vote of the stockholders at special or annual meetings to elect directors.  The number of the directors may be fixed from time to time by resolution duly passed by our board.  Our board has fixed the number of our directors at nine.

Robert S. Miller, Jr., Michael Kocan, David H. Ray, Brandon D. Ray, Dennis R. Alexander, Larry W. Trapp, Michael Trapp, Garrett M. Sullivan, and Michael D. Brown, shall serve as the board of directors of EGPI.

Vacancies and newly created directorships resulting from any increase in the number of authorized directors may generally be filled by a majority of the directors then remaining in office.  The directors elect officers annually.  David H. Ray and Brandon D. Ray are brothers.  Dennis R. Alexander is the son of Melvena Alexander.  Michael Trapp is the son of Larry W. Trapp.

We may employ additional management personnel, as our board of directors deems necessary.  We have not identified or reached an agreement or understanding with any other individuals to serve in management positions, but do not anticipate any problem in employing qualified staff.

A description of the business experience during the past several years for our directors and executive officer is set forth below.

Dennis R. Alexander has served as Chairman, President and Chief Financial Officer of EGPI and Firecreek Petroleum, Inc. since February 10, 2007.  He served as Chairman and Chief Financial Officer of EGPI and Firecreek Petroleum, Inc. since July 1, 2004 through February 9, 2007 having served as the President and Director of EGPI from May 18, 1999 to June 30, 2004.  In September 1998 he was a founder, and from January 19, 1999 through its acquisition with EGPI served as President and Director of Energy Producers Group, Inc.  From April 1997 through March 1998, served as CEO, Director, Consultant of Miner Communications, Inc., a media communications company.  From April 26, 1997 through March, 1998 he was a director of Rockline, Inc., a private mining, resource company, and a founder of World Wide Bio Med, Inc., a private health-bio care, start up company.  Since March 1996 to the present he has owned Global Media Network USA, Inc., which has included management consulting, advisory services.  Mr. Alexander devotes approximately 60 to 80 hours per week minimum, and more as required, to the business of EGPI.

Michael Kocan, since 1999, has been president and owner of Traffic & Lighting Corp. in Roswell, Georgia.  From 1997 to 1999, Mr. Kocan was a Sales Manager at Southeastern Transportation Products in Winter Park, Florida.  Prior to that, he acted as Managing Director for United Lighting Standards in Warren, Michigan from 1995 until 1997.  Mr. Kocan graduated from Oral Roberts University with a Bachelor of Science degree in Business Management in 1991.

Robert S. Miller, Jr. has been a partner in M3 since August 2007.  From March 2006 until July 2007, he was Lighting Project Manager for Power Design Resources in Atlanta, Georgia.  He obtained a Bachelor of Science Degree in Consumer Economics from the University of Georgia in December 2005.

David H. Ray became a managing member of Strategic Partners Consulting, LLC in September 2008.  From June 2006 until September 2008, Mr. Ray worked as the Manager of Financial Reporting and Budgeting for Charys Holding Company, Inc., a publicly-traded company.  From May 2003 until June 2006, Mr. Ray worked at Cumulus Media, Inc. as an Accounting Manager, Senior Accountant and Staff Accountant.  Mr. Ray graduated Summa Cum Laude and received a B.S. Degree in Accounting with a concentration in Finance from North Carolina State University in May 2003.

Brandon D. Ray became a managing member of Strategic Partners Consulting LLC in September 2008.  Before joining Strategic Partners, he had worked as a financial analyst and general accountant for Charys Holding Company, Inc., a publicly-traded company.  While at Charys, Mr. Ray was also responsible for the cash management and financial reporting of the Charys subsidiary Ayin Tower Management, a cellular/communication tower management group.  Mr. Ray has also gained experience in the financial/accounting industry while working as a staff accountant with Cumulus Media Inc., based in Atlanta, Georgia.  Mr Ray earned his Bachelor’s of Science degree in Business Management with a concentration in Finance from North Carolina State University in 2003.

Larry W. Trapp was appointed as a Director, Executive Vice President, and Treasurer of EGPI on December 3, 2008.  Previously he has served in various capacities as Chief Financial Officer, Vice President, and Director through January 26, 2004 and is one of the original founders in 1998 through the acquisition processes with EGPI, serving as Director of Energy Producers Group, Inc.  Mr. Trapp earned a BS in Business Administration with emphasis in Finance from Arizona State University.  Prior business experience includes Vice President of Escrow Administration for a major Title Insurance Company where he was directly responsible for the Management and performance of 22 branches and supervised an administration staff of 125 Employees.

Michael Trapp was appointed as a Director of EGPI on December 3, 2008.  A graduate of Rice Aviation he earned honors and honed his skills as a Airframe and Power Plant licensee working in the airline industry for many years.  He recently owned his own mortgage company and is now a Senior Loan Officer for a multi-state lender in Mesa, Arizona.  His strong technical and analytical skills will be a bonus in analyzing prospective projects which will enhance EGPI’s growth and asset base.

Melvena Alexander has served as Co-Treasurer, Secretary and Comptroller of EGPI and Firecreek Petroleum, Inc. since February 10, 2007 having served as Secretary and Comptroller of EGPI and Firecreek Petroleum, Inc. since July 1, 2004 through February 9, 2007.  She served as Secretary since March 15, 2003 to June 30, 2004 having been Secretary and Comptroller of EGPI since May 18, 1999.  In September 1998 she was a founder, and from January 19, 1999 through the acquisition processes with EGPI served as Secretary of Energy Producers Group, Inc.  She is founder and President of Melvena Alexander CPA since 1982, which prepares financial statements and tax reports.   Mrs. Alexander graduated Arizona State University with a B.S. in Accounting, received CPA Certificate, State of Arizona.  She is a prior member of AICPA and the American Society of Women Accountants through June 2008.  Mrs. Alexander devotes a minimum of 40-60 hours per week, and more as required, to the business of EGPI.

Michael D. Brown was appointed to the board of directors on July 6, 2009. Mr. Brown was nominated by President George W. Bush as the first Under Secretary of Emergency Preparedness and Response (EP&R) in the newly created Department of Homeland Security in January 2003.  Mr. Brown coordinated federal disaster relief activities including implementation of the Federal Response Plan, which authorized the response and recovery operations of 26 federal agencies and departments as well as the American Red Cross.  Mr. Brown also provided oversight of the National Flood Insurance Program and the U.S. Fire Administration and initiated proactive mitigation activities. Prior to joining the Federal Emergency Management Agency, Mr. Brown practiced law in Colorado and Oklahoma, where he served as a Bar Examiner on Ethics and Professional Responsibility for the Oklahoma Supreme Court and as a Hearing Examiner for the Colorado Supreme Court.  Mr. Brown had been appointed as a Special Prosecutor in police disciplinary matters.  While attending law school, Mr. Brown was appointed by the Chairman of the Senate Finance Committee of the Oklahoma Legislature as the Finance Committee Staff Director, where he oversaw state fiscal issues.  Mr. Brown’s background in state and local government also includes serving as an Assistant City Manager with Emergency Services Oversight and as a City Councilman. Mr. Brown holds a B.A. in Public Administration/Political Science from Central State University, Oklahoma.  Mr. Brown received his J.D. from Oklahoma City University’s School of Law.  He was an Adjunct Professor of Law for Oklahoma City University.

Garrett M. Sullivan was apponted to the Board of Directors of EGPI Firecreek, Inc. on September 10, 2009.  Over the years, Mr. Sullivan held various positions with DuPont Chemicals and UniRoyal on both national and international levels. His experience includes running a textile and paper manufacturing facility and serving as President of HT&T a hospital television and call system company owned by Philips of Holland. Mr. Sullivan served as both as President and then Vice Chairman of Applied Digital Solutions Inc. through 2001. Mr. Sullivan earned a Bachelor of Arts degree from Boston University, and an MBA from Harvard University.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as described herein, none of our directors or executive officers, nor any person who beneficially owns, directly or indirectly, shares carrying more than five percent of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction over the last two years or in any presently proposed transaction which, in either case, has or will materially affect us.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this Current Report, information concerning ownership of our securities by:

•	Each person who beneficially owns more than five percent of the outstanding shares of our common stock;

•	Each person who beneficially owns shares of our outstanding preferred stock;

•	Each of our directors;

•	Each of our named executive officers; and

•	All directors and officers as a group.

	Common Stock Beneficially Owned (2)		Preferred Stock Beneficially Owned (2)
Name and Address of Beneficial Owner (1)	Number	Percent	Number	Percent
Robert S. Miller, Jr.	535,889	1.54	-0-	-0-
Michael Kocan	2,457,265	7.04	-0-	-0-
David H. Ray (3)	-0-	-0-	-0-	-0-
Brandon D. Ray (4)	-0-	-0-	-0-	-0-
Dennis R. Alexander (5)	3,472,278	9.95	-0-	-0-
Larry W. Trapp (6)	320,906	.92	-0-	-0-
Michael Trapp (7)	2,000	0.0057	-0-	-0-
Melvena Alexander (8)	204,075	0.59	-0-	-0-
Red Quartz Development, L.L.C. (9)	-0-	-0-	5,000	100
Michael Hanlon	2,129,629	6.11	-0-	-0-
Steve Keaveney	2,129,629	6.11	-0-	-0-
Garrett Sulliavan	655,271	1.88	-0-	-0-
Tom Davis	3,276,353	9.39	-0-	-0-
Amanda Corcoran	126,360	0.36	-0-	-0-
Kelly Davis	272,610	.78	-0-	-0-
Paddy Kelly	351,000	1.00	-0-	-0-
All directors and officers as a group (16 persons)	15,933,265	54.00	5,000	100
Strategic Partners Consulting, L.L.C. (3)(4)(10)	2,386,802	6.84	-0-	-0-
Billy V. Ray Jr. (11)	3,000,000	8.60	-0-	-0-
SATCO Sellers Group (12)	2,908,000	8.34	-0-	-0-

(1)
Unless otherwise indicated, the address for each of these shareholders other than (5), (6), (7), and (8) c/o EPGI Firecreek, Inc. and Energy Producers, Inc., located at 6564 Smoke Tree Lane, Scottsdale Arizona 85254, is c/o EGPI Firecreek, Inc., (M3) located at 3400 Peachtree Road, Suite 111, Atlanta, Georgia 30326.  Also, unless otherwise indicated, each person named in the table above has the sole voting and investment power with respect to his shares of our common stock beneficially owned.

(2)	Beneficial ownership is determined in accordance with the rules of the SEC.
(3)
David H. Ray and Brandon D. Ray are brothers.  Messrs. David H. Ray and Brandon D. Ray each owns 1/3 of Strategic Partners Consulting, L.L.C., which owns 2,386,802 shares of our common stock.  The other 1/3 owner of Strategic Partners Consulting, L.L.C. is Lynn Myers Investments, L.L.C., a Mississippi limited liability company, having an address of 202 Ashton Place, Madison, Mississippi 39110.

(4)	See note 3, above.
(5)	Dennis R. Alexander is the son of Melvena Alexander.
(6)	Larry W. Trapp is the father of Michael Trapp.
(7)	See not 6, above.
(8)	See note 5, above.
(9)	Each share of Series C preferred stock shall have 21,200 votes on the election of our directors and for all other purposes.
(10)	See notes 3 and 4, above.
(11)	Billy V. Ray Jr. is the Father of David H. Ray and Brandon D. Ray.
(12)	SATCO Sellers Group, see first paragraph, this Item 1.01, and I. 1. (e) there under first paragraph, and elsewhere referenced herein.

As indicated in the table above, our executive officers and directors beneficially own, in the aggregate, approximately 74.97 percent of our outstanding common stock, along with additional votes and voting power through issuance of 5,000 shares of the EGPI Series C Preferred Stock as described in Schedule 15(p) attached to the Plan of Merger.  As a result these stockholders may, as a practical matter, be able to influence all matters requiring stockholder approval including the election of directors, merger or consolidation and the sale of all or substantially all of our assets.  This concentration of ownership may delay, deter or prevent acts that would result in a change of control, which in turn could reduce the market price of our common stock.

Other than as stated herein, there are no arrangements or understandings, known to us, including any pledge by any person of our securities:

•	The operation of which may at a subsequent date result in a change in control of the registrant; or

•	With respect to the election of directors or other matters.

MARKET PRICE OF AND DIVIDENDS ON
THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

We became available for quotation on the over-the-counter, NASDAQ NQB Pink Sheets initially on January 20, 2000.  As of March 14, 2003, we moved to the over-the-counter market, NASDAQ OTC Electronic Bulletin Board quotation medium system, under the symbol “EFIR.OB,” and is presently dually quoted on both Pink Sheets and Bulletin Board.

The following table sets forth the high and low bid prices for our common stock on the OTCBB as reported by various Bulletin Board market makers.  The quotations do not reflect adjustments for retail mark-ups, mark-downs, or commissions and may not necessarily reflect actual transactions.

	High	Low
Quarter Ended:
30-Sep-07	$0.78	$0.50
31-Dec-07	$0.48	$0.36
31-Mar-08	$0.20	$0.20
30-June-08	$0.46	$0.40
30-Sep-08	$0.10	$0.10
Quarter Ended:
31-Dec-08	$0.17	$0.06
31-Mar-09	$0.06	$0.06
30-Jun-09	$0.20	$0.12
30-Sep-09	$0.10	$0.08

The last reported sales price per share of our common stock as reported by the OTC Bulletin Board on November 4, 2009, was $0.06.  Immediately before the Effective Date of the Merger, we had 31,405,386 shares of our common stock issued and outstanding.  Immediately after the Effective Date of the Merger we had 34,313,386 shares of our common stock issued and outstanding, which are held of record and beneficially owned by approximately 750 persons.

Dividends

We have not paid or declared any dividends on our common stock, nor do we anticipate paying any cash dividends or other distributions on our common stock in the foreseeable future.  Any future dividends will be declared at the discretion of our board of directors and will depend, among other things, on our earnings, if any, our financial requirements for future operations and growth, and other facts as our board of directors may then deem appropriate.

SATCO is, and has always been a privately-held company and is now our wholly-owned subsidiary.  There is not, and never has been, a public market for the securities of SATCO.  SATCO has never declared or paid any cash dividends on its capital stock.  In addition, there has never been a trading market for the SATCO Common Stock.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have any equity compensation plans as of the date of this Current Report.

ADDITIONAL INFORMATION

We are obligated to file reports with the SEC pursuant to the Exchange Act.  The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.  The address of that site is http://www.sec.gov.

We intend to furnish our security holders with an annual report that contains audited financial statements.

B.

See Item 2.03 below.

On November 3, 2009, SATCO, a wholly owned subsidiary of the Registrant, and the Registrant by its further entry into a Continuing Guarantee and Waiver, entered into an accounts receivable based credit facility (Loan) (also known as Factor and Security Agreement) with Creative Capital Associates, Inc., Silver Spring Maryland (proposal and term sheet), in conjunction with Benefactor Funding Corp. a Colorado corporation (factor lender). The Factor and Security Agreement was procured by the Registrant through introduction from the Small Business Money Store located in Maine, for SATCO and in behalf of the terms of the Acquisition Stock Purchase Agreement.  The Factor and Security Agreement, along with the Continuing Guarantee and Waiver is furnished with this Report on Exhibit 10.9. Terms include providing up to $1 million dollars initial accounts receivable based finance (factoring), with an additional $500,000 per month accessible according to terms of the Loan Agreement, up to $4 million dollars. The Company approved SATCO for an initial take down of approximately $700,000 backed by its accounts receivable that were approved in underwriting to secure the closing requirements in behalf of the Stock Purchase Agreement.

Item 2.01.              Completion of Acquisition or Disposition of Assets.

See Item 1.01, above.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registration

See Item 1.01 above, and,

On November 3, 2009, SATCO, a wholly owned subsidiary of the Registrant, and the Registrant by its further entry into a Continuing Guarantee and Waiver, entered into an accounts receivable based credit facility (Loan) (also known as Factor and Security Agreement) with Creative Capital Associates, Inc., Silver Spring Maryland (proposal and term sheet), in conjunction with Benefactor Funding Corp. a Colorado corporation (factor lender). The Factor and Security Agreement was procured by the Registrant through introduction from the Small Business Money Store located in Maine, for SATCO and in behalf of the terms of the Acquisition Stock Purchase Agreement.  The Factor and Security Agreement, along with the Continuing Guarantee and Waiver is furnished with this Report on Exhibit 10.9. Terms include providing up to $1 million dollars initial accounts receivable based finance (factoring), with an additional $500,000 per month accessible according to terms of the Loan Agreement, up to $4 million dollars. The Company approved SATCO for an initial take down of approximately $700,000 backed by its accounts receivable that were approved in underwriting to secure the closing requirements in behalf of the Stock Purchase Agreement.

Material Terms of the Factor Funding:

Factoring Line: One Millions Dollars ($1,000,000)
Advance Rate: 80% of invoice face value
Reserve: Each week paid invoices will have the fees deducted from its reserve
Discount Fee: 1.88% of face value of invoice for the initial 30 days
Ongoing Fee: Beyond the initial 30 days add 0.63 % for each 10 day period (31-40, 41-50 etc)
Closing Costs: One time $750.00 deducted from first funding or upon demand at CCA’s option

Documents required: Factoring and Security Agreement
UCC-1 Financing Statement, 1st position on A/R
Corporate Guaranty by EGPI Firecreek
The rates are based on a 6 month commitment to fund $ 500,000 each month. Only invoices from customers deemed creditworthy are acceptable. Customer accounts being financed must have all payments made to our lockbox. Each customer account cannot exceed its credit limit. Invoices will be verified through customer contact. Ninety day buy back condition on overdue invoices dated from our funding date.

Item 3.02.              Unregistered Sales of Equity Securities.

As a result of the Merger, subject to adjustment as described in Item 1.01, the SATCO Stockholders shall be entitled to receive, in exchange for all of their SATCO Common Stock, the aggregate total of 2,908,000 shares of the EGPI Common Stock subject to adjustment and herein above listed make whole provisions.

See Item 1.01, above.

The shares were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act.  All of the SATCO Stockholders hold their securities for investment purposes without a view to distribution and had access to information concerning EGPI and our business prospects, as required by the Securities Act.  In addition, there was no general solicitation or advertising for the purchase of the shares of EGPI Common Stock.  Our securities were issued only to accredited investors or sophisticated investors, as defined in the Securities Act with whom we had a direct personal preexisting relationship, and after a thorough discussion.  Finally, our stock transfer agent has been instructed not to transfer any of such shares, unless such shares are registered for resale or there is an exemption with respect to their transfer.

All of the SATCO Stockholders were provided with access to the filings of EGPI with the SEC, including the following:

•	EGPI’s annual report to stockholders for the most recent fiscal year, and, if requested by SATCO Stockholders in writing, a copy of EGPI’s most recent Form 10-K under the Exchange Act.

•	The information contained in an annual report on Form 10-K under the Exchange Act.

•
The information contained in any reports or documents required to be filed by EGPI under sections 13(a), 14(a), 14(c), and 15(d) of the Exchange Act since the distribution or filing of the reports specified above.

•	A brief description of the securities being offered, and any material changes in EGPI’s affairs that are not disclosed in the documents furnished.

Item 3.03.               Material Modification to Rights of Security Holders.

See Item 1.01, above.

Item 5.01.               Changes in Control of Registrant.

See Item 1.01, above.

Item 8.01.               Other Events

Effective on November 4, 2009, by unanimous consent, the Board of Directors of the Company approved, reconfirmed, and made certain changes to certain committees.

The directors approved the confirmation and or reinstatement of the following committees of the Company: The Audit Committee and a combined Nominating and Compensation and Stock Option Committee.

The Audit Committee shall consist of the following:

(1) The Audit Committee is composed initially of three members: Ms. Joanne Sylvanus (*), its Chairman, Dennis Alexander and Melvena Alexander, members.

i) The responsibilities of the Audit Committee include: (1) the recommendation of the selection and retention of the Company’s independent public accountants; (2) the review of the independence of such accountants; (3) to review and approve any material accounting policy changes affecting the Company’s operating results; (4) the review of the Company’s internal control system; (5) the review of the Company’s annual financial report to stockholders; and (6) the review of applicable interested party transactions.

The combined Nomination and the Compensation and Stock Option Committee shall consist of the following:

(2) The combined Nomination and the Compensation and Stock Option Committee are composed initially of three members: Mr. Michael Brown, its Chairman, David Ray,  and Dennis Alexander, members.

i) The function of the Nominating Committee is to seek out qualified persons to act as members of the Company’s Board of Directors, and provide for compliance standards. The Nominating Committee seeks to identify director candidates based on input provided by a number of sources, including (a) the Nominating Committee members, (b) our other Directors, (c) our stockholders, and (d) third parties such as professional search firms. In evaluating potential candidates for director, the Nominating Committee considers the merits of each candidate’s total credentials.

ii) The function of the Compensation and Stock Option Committee is to review and recommend along with the Board of Directors, compensation and benefits for the executives of the Company, consultants, and administers and interprets the Company Stock Option Plan and the Directors Stock Option Plan and are authorized to grant options pursuant to the terms of these plans.

 (*) A summary of Ms. Sylvanus’s work experience can be found in a Current Report on Form 8-K filed on January 23, 2007, incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired.

It is not practicable to file the required historical financial statements of EGPI Firecreek, Inc., a Nevada corporation (the “registrant”), and South Atlantic Traffic Corporation, (SATCO), a Florida corporation (the newly acquired “Subsidiary”) at this time.  Accordingly, pursuant to Item 9.01(a)(4) of Form 8-K, the registrant will file such financial statements under cover of Form 8-K/A as soon as practicable, but not later than the date required by applicable law.

(b)           Pro forma financial information.

It is not practicable to file the required pro forma financial statements of EGPI Firecreek, Inc., a Nevada corporation (the “registrant”), and South Atlantic Traffic Corporation, (SATCO), a Florida corporation (the newly acquired “Subsidiary”) at this time.  Accordingly, pursuant to Item 9.01(b)(2) of Form 8-K, the registrant will file such financial statements under cover of Form 8-K/A as soon as practicable, but not later than the date required by applicable law.

(c)           Shell company transaction.  Not applicable.

(d)           Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Identification of Exhibit
10.1	Stock Purchase Agreement with South Atlantic Traffic Corporation as of November 4, 2009.
10.2	Earnout Provision, Exhibit A to the Stock Purchase Agreement with South Atlantic Traffic Corporation, as of November 4, 2009
10.3	Mike Hunter Promissory Note Agreement to the Stock Purchase Agreement with South Atlantic Traffic Corporation, as of November 4, 2009
10.4	Bob Joyner Promissory Note Agreement to the Stock Purchase Agreement with South Atlantic Traffic Corporation, as of November 4, 2009
10.5	Stuart Hall Promissory Note Agreement to the Stock Purchase Agreement with South Atlantic Traffic Corporation, as of November 4, 2009
10.6	Mike Hunter Employment Agreement to the Stock Purchase Agreement with South Atlantic Traffic Corporation, as of November 4, 2009
10.7	Bob Joyner Employment Agreement to the Stock Purchase Agreement with South Atlantic Traffic Corporation, as of November 4, 2009
10.8	Stuart Hall Employment Agreement to the Stock Purchase Agreement with South Atlantic Traffic Corporation, as of November 4, 2009
10.9	Factor and Security Agreement between Benefactor Funding Corp. and South Atlantic Traffic Corporation, with Continuing Guarantee and Waiver between Benefactor Funding Corp. and EGPI Firecreek, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2009.

EGPI FIRECREEK, INC.

By	/s/ Dennis R. Alexander
Dennis R. Alexander, Chief Executive Officer